UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A12(G)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRON ENERGY II, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-192881	26-3121630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

17950 Preston Road, Suite 960 Dallas, Texas 75252 (Address of principal executive offices) Phone: (972) 272-8190 (Registrant’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-192881

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

to be so registered

___________________________________________________

Common Shares, par value $0.00001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Petron Energy II, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-192881), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 16, 2014 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit Number	Description of Exhibit
3.1 (1)	Articles of Incorporation
3.2 (2)	Certificate of Amendment to Articles of Incorporation
3.3 (2)	Series A Preferred Stock Designation
3.4 (1)	Bylaws
3.5 (3)	Series B Preferred Stock Designation
3.6 (4)	Certificate of Amendment to Articles of Incorporation, filed December 5, 2013
3.7 (5)	Certificate of Amendment to Articles of Incorporation, filed February 4, 2014
3.8 (5)	Certificate of Amendment to Articles of Incorporation, filed February 27, 2014
3.9 (6)	Certificate of Amendment to Articles of Incorporation, filed March 27, 2014
3.10 (7)	Certificate of Amendment to Articles of Incorporation, filed May 30, 2014
3.11 (8)	Certificate of Amendment to Articles of Incorporation, filed June 20, 2014
3.12 (9)	Certificate of Amendment to Articles of Incorporation, filed June 30, 2014
3.13 (10)	Certificate of Amendment to Articles of Incorporation, filed July 14, 2014

(1) Filed as exhibits to the Company’s Form S-1 Registration Statement filed with the Commission on July 10, 2009, and incorporated herein by reference.

(2) Filed as an exhibit to the Company’s Report on Form 8-K, filed with the Commission on October 18, 2011, and incorporated herein by reference.

(3) Filed as an exhibit to the Company’s Report on Form 8-K, filed with the Commission on February 17, 2012, and incorporated herein by reference.

(4) Filed as an exhibit to the Company’s Form S-1 Registration Statement filed with the Commission on December 16, 2013, and incorporated herein by reference.

(5) Filed as an exhibit to the Company’s Amendment 2 to its Registration Statement filed with the Commission on March 3, 2014 and incorporated herein by reference.

(6) Filed as an exhibit to the Company’s Report on Form 8-K filed with the Commission on April 3, 2014, and incorporated herein by reference.

(7) Filed as an exhibit to the Company’s Report on Form 8-K filed with the Commission on June 3, 2014, and incorporated herein by reference.

(8) Filed as an exhibit to the Company’s Report on Form 8-K filed with the Commission on June 20, 2014 and incorporated herein by reference.

(9) Filed as an exhibit to the Company’s Report on Form 8-K filed with the Commission on July 3, 2014, and incorporated herein by reference.

(10) Filed as an exhibit to the Company’s Report on Form 8-K filed with the Commission on July 30, 2014, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRON ENERGY II, INC.
Date: September 3, 2014	By: /s/ Floyd Smith
Floyd Smith
Chief Executive Officer